Exhibit (a)(6)


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                                                      PRESS RELEASE
                                                      FOR IMMEDIATE RELEASE



MacKenzie Patterson, Inc.
1640 School Street, Suite 100
Moraga, California 94556
Telephone: 510-631-9100

May 30, 2002


               MACKENZIE PATTERSON, INC.; MP INCOME FUND 18, LLC; MP INCOME FUND 17, LLC; MP FALCON FUND, LLC; MP FALCON GROWTH FUND, LLC; MP FALCON GROWTH FUND 2, LLC; MACKENZIE FUND VI, L.P.; MACKENZIE PATTERSON SPECIAL FUND 3, L.P.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND I, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; MACKENZIE SPECIFIED INCOME FUND, L.P.; AND MP DEWAAY FUND, LLC (the "Bidders") have increased the Offer Price and extended the expiration date of their tender offer for Units of limited partnership interest (the "Units") in each of DSI REALTY INCOME FUND VI, a California Limited Partnership; DSI REALTY INCOME FUND VII, a California Limited Partnership; DSI REALTY INCOME FUND VIII, a California Limited Partnership; DSI REALTY INCOME FUND IX, a California Limited Partnership; and DSI REALTY INCOME FUND XI, a California Limited Partnership (the "Partnerships"). The expiration date has been extended through June 30, 2002, and the Offer Prices have been increased to the following:

                                                                 New
                                                                 Offer Price
Partnership                                                      Per Unit
-----------                                                      -----------
DSI REALTY INCOME FUND VI, a California Limited Partnership         $450
DSI REALTY INCOME FUND VII, a California Limited Partnership        $410
DSI REALTY INCOME FUND VIII, a California Limited Partnership       $420
DSI REALTY INCOME FUND IX, a California Limited Partnership         $380
DSI REALTY INCOME FUND XI, a California Limited Partnership         $400

As of the date hereof, a total of six Units of DSI REALTY INCOME FUND VI, a California Limited Partnership, have been tendered by securities holders and not withdrawn. No other Units have been tendered to date.

             For further information, contact Christine Simpson at the above telephone number.